UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MY SIZE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MY SIZE, INC.

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Meeting to be held on July 21, 2026, at 10:00 a.m. (local time)

At the Offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel

MY SIZE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 21, 2026

An annual meeting of stockholders (the “Annual Meeting”) of My Size, Inc. (“My Size”, the “Company”, “we”, “us”, or “our”) will be held on July 21, 2026, at the offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel at 10:00 a.m. (local time), to consider the following proposals:

1.	To elect two Class II directors to serve on our board of directors for a term of three years or until their respective successors are elected and qualified, for which Oron Branitzky and Guy Zimmerman are the nominees;

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	Grant discretionary authority to our board of directors to (i) amend our Amended and Restated Certificate of Incorporation, as amended, to effect one or more consolidations of the issued and outstanding shares of our common stock pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-30 (the “Reverse Stock Split”); and (ii) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that we shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-30, and (Y) any Reverse Stock Split is completed no later than July 21, 2027;

4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to authorize the issuance of blank check preferred stock;

5.	To ratify the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2026; and

6.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

Under Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about June 1, 2026, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026 (the “2025 Annual Report”). The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your board of directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5. Only stockholders of record at the close of business on May 27, 2026 (the “Record Date”) will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

By Order of the Board of Directors

Ronen Luzon
Member of the Board of Directors
June , 2026

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON JULY 21, 2026:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2025 Annual Report to Stockholders are available at:

www.proxyvote.com

My Size, Inc.

4 HaNegev St., P.O.B. 1026,

Airport City, Israel, 7010000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

July 21, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON JULY 21, 2026:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2025 Annual Report to Stockholders are available at:

www.proxyvote.com

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of the Company to be voted at the Annual Meeting of stockholders, which will be held on July 21, 2026 at the offices of the Company’s legal counsel, Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel at 10:00 a.m. (local time), and at any postponements or adjournments thereof.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on May 27, 2026, the Record Date, will be entitled to receive notice of, attend and vote at the meeting.

What is the Proxy Card?

The Proxy Card enables you to appoint Ronen Luzon, our Chief Executive Officer, and Oren Elmaliah, our Chief Financial Officer, as your representative at the Annual Meeting. By completing and returning a Proxy Card, you are authorizing each of Mr. Luzon and Mr. Elmaliah, to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is a Proxy Statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of two Class II directors to serve on the Company’s board of directors for a term of three years or until their respective successors are elected and qualified, for which Oron Branitzky and Guy Zimmerman are the nominees (the “Director Election Proposal”); (ii) the approval, on an advisory basis, of the company’s executive compensation (the “Say on Pay Proposal”); (iii) the grant of discretionary authority to our board of directors to (a) amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect one or more consolidations of the issued and outstanding shares of our common stock pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-30 (the “Reverse Stock Split”); and (b) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that we shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-30, and (Y) any Reverse Stock Split is completed no later than July 21, 2027 (the “Reverse Stock Split Proposal”); (iv) the approval of an amendment to our Amended and Restated Certificate of Incorporation to authorize the issuance of blank check preferred stock (the “Blank Check Preferred Stock Proposal”); and (v) the ratification of the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2026 (the “Auditor Reappointment Proposal”).

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the proxy materials (including a proxy card) may be found in the Notice. We intend to mail the Notice on or about June 1, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

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What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one third of the number of shares of common stock issued and outstanding on the Record Date will constitute a quorum permitting the meeting to conduct its business. As of the Record Date, there were 4,818,164 shares of the Company’s common stock issued and outstanding, each share entitled to one vote at the meeting. Thus, the presence of the holders of 1,606,055 shares of common stock will be required to establish a quorum. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on May 27, 2026, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name (non-Israeli brokerage firm, bank, broker-dealer, or other nominee holders)

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet - All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person - All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Mail - You may vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.

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The board of directors has appointed Ronen Luzon, our Chief Executive Officer, and Oren Elmaliah, our Chief Financial Officer, to serve as the proxies for the Annual Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What happens if I do not give specific voting instructions?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the board of directors. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposals 1, 2 and 4 are considered “non-routine” matters. Proposals 3 and 5 are considered “routine” matters.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

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What is the required vote for each proposal?

Proposal 1: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. The proxies cannot be voted for a greater number of persons than two.

Proposal 2: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal 2. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal. The vote on executive compensation is advisory, and therefore not binding; however, our compensation committee will consider the outcome of the vote when considering future executive compensation arrangements.

Proposal 3: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal 3. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

Proposal 4: The affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon is required for the approval of Proposal 4. Any abstention from voting or broker non-vote with respect to such matter will not count as a vote for or against the amendment and will not affect the outcome of the proposal.

Proposal 5: The affirmative vote of a majority of the votes cast on the matter is required for the approval of Proposal 5. Stockholder ratification of the selection of Somekh Chaikin as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 is not required by our Bylaws or other applicable legal requirement; however, our board is submitting the selection of Somekh Chaikin to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of Somekh Chaikin, the audit committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Because this proposal is considered a “routine” matter under applicable stock exchange rules, we do not expect to receive any broker non-votes on this proposal.

What are the board’s recommendations?

The board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the board recommends a vote:

●	“FOR” the Director Election Proposal;

●	“FOR” the Say on Pay Proposal;

●	“FOR” the Reverse Stock Split Proposal;

●	“FOR” the Blank Check Preferred Stock Proposal; and

●	“FOR” approval of the Auditor Reappointment Proposal.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How are proxy materials delivered to households?

With respect to eligible stockholders who share a single address, we may send only one Notice or other Annual Meeting materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact My Size, Inc., 4 HaNegev St., P.O.B. 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary or by calling us at +972 3 600 9030. Eligible stockholders of record receiving multiple copies of our Notice or other Annual Meeting materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of Notice or other Annual Meeting materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the Corporate Secretary at the address or phone number set forth above.

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When are Stockholder Proposals Due for the 2026 Annual Meeting?

Stockholders who wish to present proposals for inclusion in our proxy materials for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) may do so by following the procedures prescribed in Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. To be eligible, the stockholder proposals must be received by our corporate secretary on or before                             , 2027. Although the board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Any appropriate proposal submitted by a stockholder and intended to be presented at the 2027 Annual Meeting must be submitted in writing to the Company’s Secretary at 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 and received no earlier than               , 2027, and no later than                           , 2027. However, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, July 21, 2027, to be considered at our 2027 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 a stockholder proposal must be submitted in writing to the Company’s Secretary at 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 and received no earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees at the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a19 under the Exchange Act no later than                         , 2027. If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2026 annual meeting, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the date on which public announcement of the date of the 2027 Annual Meeting is first made.

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors are classified into three classes with staggered three-year terms, as follows:

●	Class I, comprised of two directors, Arik Kaufman and Roy Golan (with their terms expiring at our 2028 annual meeting of stockholders and members of such class serving successive three-year terms);
●	Class II, comprised of two directors, Oron Branitzky and Guy Zimmerman (with their terms expiring at the Annual Meeting and who are the nominees for re-election and members of such class serving successive three-year terms); and
●	Class III, comprised of one director, Ronen Luzon (with his term expiring at our 2027 annual meeting of stockholders and members of such class serving successive three-year terms).

To preserve the classified board structure, a director elected by the board of directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

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Biographical and certain other information concerning the Company’s nominee for election to the board of directors and additional directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following sets forth certain information with respect to each of our directors who are up for election or re-election at the Annual Meeting (Class I directors) and each additional director currently serving on our board of directors:

Name	Age	Class	Position(s)
Ronen Luzon	55	Class III	Chief Executive Officer and Director

Arik Kaufman*	44	Class I	Director

Roy Golan*	51	Class I	Director

Oron Branitzky*	67	Class II	Director

Guy Zimmerman*	56	Class II	Director

*	Independent as that term is defined by the rules of the Nasdaq Stock Market.

Biographies of Class II Director Nominees Subject to Re-election at the Annual Meeting

Oron Branitzky - Director

Oron Branitzky has served as a member of our board of directors since March 2017. Mr. Barnitzky has vast experience in retail technology. Since November 2017, Mr. Branitzky has served as Global Retail Business Development at Superup, and from January 2007 until December 2014 he served as Vice President of Sales and Marketing at Pricer AB. Prior to that, Mr. Branitzky has served as VP Marketing and Sales at Eldat Communication and Sarin Technologies Ltd. Since January 2015, Mr. Branitzky has served as chairman of the board of directors of WiseShelf Ltd. and from May 2015 until March 2016, Mr. Branitzky served as an advisory board member of ciValue. Mr. Branitzky received a B.S. from the Hebrew University of Jerusalem and an MBA in International Marketing from Tel Aviv University. We believe that Mr. Branitzky is qualified to serve as a member of our board of directors because of his more than 20 years of experience in managing the sales of hi-tech solutions to retailers across the globe.

Guy Zimmerman - Director

Guy Zimmerman has served as a member of our board of directors since August 2021. Since November 2023, Mr. Zimmerman serves as Chief Executive Officer of XJet 3D having served as Chief Marketing Officer from August 2022. Previously, Mr. Zimmerman served as Founder and CEO of ManuFuture, an online b2b engineering marketplace, since February 2021. Prior to that from 2017 to 2021, Mr. Zimmerman acted as a consultant to several technology start-ups and was a founding partner of a business travel online platform. From 2013 to 2017, Mr. Zimmerman served as EVP of Marketing and Business Development of Kornit Digital and was part of the IPO leadership. Prior to that, Mr. Zimmerman served as VP of Global Sales and Business Development at Tefron Ltd., a provider of seamless garment technology, where he led the $100m sales and sales support organization serving global retail and fashion brands. Prior to that he served as Vice President of Strategy and Business Development at Tnuva Group, Israel’s largest food manufacturer and spent eight years at McKinsey & Company. Mr. Zimmerman previously led a software startup in the field of operational healthcare management systems. Mr. Zimmerman holds a B.Sc. in Industrial Engineering from Tel Aviv University in Israel. We believe that Mr. Zimmerman is qualified to serve as a member of our board of directors because his experience in business development in the technology and retail sectors.

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Biography of Other Directors

Ronen Luzon - Founder, Director & Chief Executive Officer

Ronen Luzon has served as our Chief Executive Officer and a member of our board of directors since September 2013. Since 2006, Mr. Luzon has additionally served as Chief Executive Officer and founder of Malers Ltd., a company in the global security solutions market which provides technological solutions for integrated communication infrastructures, security and control systems. Prior to Malers, he held several senior marketing, sales management and professional services positions in a variety of international high tech companies including VP marketing of GA Tech and Professional Services Manager of Eldat Communication. Mr. Luzon graduated from Middlesex University in London with a B.S. in IT and Business Information Systems. We believe that Mr. Luzon is qualified to serve as a member of our board of directors because of his more than 20 years of experience in the technology sector.

Arik Kaufman - Director

Arik Kaufman has served as a member of our board of directors since June 2017. Mr. Kaufman is an attorney specializing in the fields of commercial law, corporate law and capital markets and since 2016 runs his own law office in Israel. He has vast experience in the fields of financial reporting and financial regulation. Mr. Kaufman serves as the Chief Executive Officer of Steakholder Foods since January 2022. From September 2017 until January 2022, Mr. Kaufman served as VP Business Development of Mor Research Applications. Mr. Kaufman holds an LLB in Law from the Interdisciplinary Center, Herzliya, and is admitted to the Israeli Bar. We believe that Mr. Kaufman is qualified to serve as a member of our board of directors based upon his experience of assisting with the completion of numerous venture capital financings, mergers, acquisitions, and strategic relationships. In addition, he has served as a member of the board of various publicly traded companies, including companies that operate in the same industry as us.

Roy Golan – Director

Roy Golan has served as a member of our board of directors since March 2025. He acts as a financial advisor since July 2024 and currently serves as a director of Neurosense Therapeutics Ltd. (NASDAQ: NRSN), a Nasdaq listed company developing treatments for severe neurodegenerative diseases, since July 2024. Mr. Golan previously served as the Chief Financial Officer of Ayala Pharmaceuticals, Inc. (OTCQX: ADXS), a clinical-stage oncology company, from its merger with BioSight Ltd., a private pharmaceutical company developing innovative therapeutics for hematological malignancies and disorders, in October 2023 until June 2024. From 2019 to 2023, Mr. Golan served as Executive VP and Chief Financial Officer of BioSight Ltd. From 2018 to 2019, Mr. Golan served as President and Chief Financial Officer of Exalenz Bioscience Ltd. (TASE: EXEN), a Tel Aviv Stock Exchange listed global, commercial-stage diagnostics company which developed its BreathID® technology platform to improve patient care by providing breath-based tests in the fields of gastroenterology and hepatology and was later acquired by Meridian Bioscience, Inc. (NASDAQ: VIVO). From 2015 to 2018, Mr. Golan served as the Chief Financial Officer of NeuroDerm (NASDAQ: NDRM), a Nasdaq listed clinical-stage pharmaceutical company developing next-generation drug-device combinations for central nervous system disorders, through its initial public offering until its acquisition by Mitsubishi Tanabe Pharma Group Company, and prior thereto he served as their VP Finance. Mr. Golan holds an LLM from Bar Ilan University as well as a BA from The College of Management in Rishon LeZion and is also a licensed CPA. We believe that Mr. Golan is qualified to serve as a member of our board of directors because of his vast finance experience and public company management and administration in the fields of finance, accounting, and financial regulation.

Family Relationships

Ronen Luzon, the Chief Executive Officer and a member of our board of directors, and Billy Pardo, the Chief Operating Officer and Chief Product Officer, are husband and wife. There are no other family relationships among any of our current or former directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

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Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Meetings

The board met on 12 occasions during the fiscal year ended December 31, 2025. Each of the members of the board attended 100% of the meetings held by the board during the fiscal year ended December 31, 2025. Other than Mr. Luzon, none of our directors attended our 2025 annual meeting of stockholders.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Committees of the Board

Audit Committee

Our audit committee is comprised of Oron Branitzky, Roy Golan and Arik Kaufman. Mr. Golan serves as chairman of the audit committee. The audit committee is responsible for retaining and overseeing our independent registered public accounting firm, approving the services performed by our independent registered public accounting firm and reviewing our annual financial statements, accounting policies and our system of internal controls. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the audit committee’s composition and meetings. The audit committee charter is available on our website www.mysizeid.com.

The board of directors has determined that each member of the audit committee is “independent,” as that term is defined by applicable SEC rules. In addition, the board of directors has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

The board of directors has determined that Roy Golan is an “audit committee financial expert” serving on its audit committee as the SEC has defined that term in Item 407 of Regulation S-K.

The audit committee met on 4 occasions during the fiscal year ended December 31, 2025. Each of the members of the audit committee attended 100% of the meetings held by the audit committee during the fiscal year ended December 31, 2025.

Compensation Committee

Our compensation committee consists of Oron Branitzky, Roy Golan and Arik Kaufman. Mr. Branitzky serves as chairman of the compensation committee.

The compensation committee’s roles and responsibilities include making recommendations to the board of directors regarding the compensation for our executives, the role and performance of our executive officers, and appropriate compensation levels for our CEO, which are determined without the CEO present, and other executives. Our compensation committee also administers our 2017 Equity Incentive Plan and our 2017 Consultant Equity Incentive Plan. The compensation committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the compensation committee’s composition and meetings. The compensation committee charter is available on our website www.mysizeid.com.

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Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the performance objectives to the compensation committee.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our board of directors has determined that all of the members of the compensation committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

The compensation committee met on 2 occasions during the fiscal year ended December 31, 2025. Each of the members of the compensation committee attended 100% of the meetings held by the compensation committee during the fiscal year ended December 31, 2025.

Nominating and Governance Committee

The members of the nominating and corporate governance committee are Oron Branitzky, Roy Golan and Arik Kaufman. Mr. Kaufman serves as chairman of the corporate governance and nominations committee. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the nominating and corporate governance committee’s composition and meetings. The nominating and corporate governance committee charter is available on our website www.mysizeid.com.

The nominating and corporate governance committee develops, recommends and oversees implementation of corporate governance principles for us and considers recommendations for director nominees. The nominating and corporate governance committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC. Our stockholders that wish to nominate a director for election to the board of directors should follow the procedures set forth in our bylaws. See “When are Stockholder Proposals Due for the 2027 Annual Meeting?”

The nominating and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should be accomplished in his or her field and have a reputation, both personal and professional, that is consistent with our image and reputation;

●	should have relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise; and

●	should be of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board of directors members. The nominating and corporate governance committee will not distinguish among nominees recommended by stockholders and other persons.

Our board of directors has determined that all of the members of the nominating and corporate governance committee are “independent” as that term is defined by the rules of the Nasdaq Stock Market.

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The nominating and corporate governance committee met on one occasion during the fiscal year ended December 31, 2025. Each of the members of the audit committee attended 100% of the meetings held by the audit committee during the fiscal year ended December 31, 2025.

Stockholder Communications with the Board of Directors

Historically, we have not provided a formal process related to stockholder communications with the board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders or other interested parties may communicate with any director by writing to them at My Size, Inc., HaNegev 4, POB 1026, Airport City, Israel 7010000, Attention: Corporate Secretary.

Code of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees. The text of the Code of Business Conduct and Ethics is publicly available on our website at www.mysizeid.com. Information contained on, or that can be accessed through, our website does not constitute a part of this report and is not incorporated by reference herein. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investors-Corporate Governance” section of our website at www.mysizeid.com or will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and certain other covered persons, and which is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our insider trading policy is filed as an exhibit to our 2025 Annual Report. In addition, with regard to any trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Clawback Policy

We have adopted an Executive Officer Clawback Policy (the “Clawback Policy”), in accordance with the Nasdaq listing standards and Rule 10D-1 if the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any Erroneously Awarded Compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any Accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exception. A copy of the Clawback Policy is filed as an exhibit to our 2025 Annual Report.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we have in the past had a different person serving in each such role. The position of Chairman is currently vacant. The decision whether to combine or separate these positions depends on what our board deems to be in the long term interest of stockholders in light of prevailing circumstances. The separation of duties provides strong leadership for the board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our board of directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

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Anti-hedging Policy

Our insider trading policy prohibits directors, officers and other employees or contractors from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time.

Director Compensation

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2025.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(1)(2)	Total ($)
Roy Golan	9,442	13,200	22,642
Oron Barnitzky	17,338	13,200	30,538
Arik Kaufman	17,530	13,200	30,730
Guy Zimmerman	15,619	13,200	28,819

(1)	Fees for the year 2025 are based on average US$/NIS representative exchange rates of NIS 3.45.

(2)	Amounts in this column represent the grant date fair value of options granted to the non-employee directors during 2022 computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the non-employee directors. The assumptions made in valuing the options reported in this column are discussed in Note 14 to our financial statements for the year ended December 31, 2025.

We compensate our non-employee directors for their service as a member of our board. Mr. Luzon received no separate compensation for board service. Mr. Luzon’s compensation is set forth below in the Summary Compensation Table.

Each non-employee director is entitled to receive a per meeting fee of $325. Non-employee directors are also reimbursed for their travel and reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings, to the extent that attendance is required by the board or the committee(s) on which that director serves.

On December 15, 2025, the Board of Directors of the Company granted shares of restricted stock under the 2017 Plan to each director, pursuant to which they were each issued 15,000 restricted shares. The restricted shares vested on December 31, 2025.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES NAMED ABOVE UNTIL THE TERM OF SUCH DIRECTORS EXPIRES IN ACCORDANCE WITH THEIR CLASS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of May 21, 2026 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage(2)
Executive officers and directors:
Ronen Luzon	362,835	(3)	7.53%
Oren Elmaliah	32,500	(4)	*
Billy Pardo	78,750	(5)	1.63%
Borja Cembrero Saralegui	120,757	(6)	2.51%
Arik Kaufman	17,500	(7)	*
Oron Branitzky	17,500	(8)	*
Guy Zimmerman	17,500	(9)	*
Roy Golan	15,000	(10)	*
All Executive Officers and Directors as a Group (8 persons)	662,342		13.74%

*	Less than 1%

(1) The address of each person is c/o My Size, Inc., 4 HaNegev St., P.O.B. 1026, Airport City, Israel 7010000 unless otherwise indicated herein.

(2) The calculation in this column is based upon 4,818,164 shares of common stock outstanding on May 21, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 21, 2026 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3) Consists of (i) 34,085 shares of common stock, (ii) 250,000 shares of restricted stock granted under the 2017 Plan, and (iii) 78,750 shares of restricted stock granted to Billy Pardo, Ronen Luzon’s spouse under the 2017 Plan. Mr. Luzon may be deemed to beneficially hold the securities of the Company held by Ms. Pardo.

(4) Consists of 32,500 shares of restricted stock granted under the 2017 Plan.

(5) Consists of (i) 78,750 shares of restricted stock granted under the 2017 Plan, and (ii) 250,000 shares of restricted stock which are held by Ronen Luzon, Billy Pardo’s spouse. Ms. Pardo may be deemed to beneficially hold the securities of the Company held by Mr. Luzon.

(6) Consists of (i) 110,000 shares of restricted stock granted under the 2017 Plan, (ii) 7,965 shares of common stock, and (iii) an option to purchase 2,792 shares of our common stock.

(7) Consists of 17,500 shares of restricted stock granted under the 2017 Plan.

(8) Consists of 17,500 shares of restricted stock granted under the 2017 Plan.

(9) Consists of 17,500 shares of restricted stock granted under the 2017 Plan.

(10) Consists of 15,900 shares of restricted stock granted under the 2017 Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that during fiscal year 2025 all Section 16(a) filing requirements were timely satisfied, except that a Form 4 filed by Avatar Securities, LLC reporting multiple transactions was filed late.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information about our executive officers:

Name	Age	Position
Ronen Luzon	55	Chief Executive Officer and Director
Oren Elmaliah	42	Chief Financial Officer
Billy Pardo	50	Chief Operating Officer and Chief Product Officer
Borja Cembrero Saralegui	34	Chief Growth Officer

Ronen Luzon - Founder, Director & Chief Executive Officer

Ronen Luzon has served as our Chief Executive Officer and a member of our board of directors since September 2013. Since 2006, Mr. Luzon has additionally served as Chief Executive Officer and founder of Malers Ltd., a company in the global security solutions market which provides technological solutions for integrated communication infrastructures, security and control systems. Prior to Malers, he held several senior marketing, sales management and professional services positions in a variety of international high tech companies including VP marketing of GA Tech and Professional Services Manager of Eldat Communication. Mr. Luzon graduated from Middlesex University in London with a B.S. in IT and Business Information Systems. We believe that Mr. Luzon is qualified to serve as a member of our board of directors because of his more than 20 years of experience in the technology sector.

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Oren Elmaliah - Chief Financial Officer

Oren Elmaliah served as a member of our board of directors since May 2017 until March 2025. Effective April 1, 2025, Mr. Elmaliah was appointed as our Chief Financial Officer. In September 2015, Oren Elmaliah founded Accounting Team IL and has acted as Account Manager since then. Accounting Team IL is a financial consultancy and service provider to public companies traded in Israel and abroad. Since February 2017, Mr. Elmaliah has served as controller of Enlivex Therapeutics Ltd., and since January 2017 he has served as Chief Financial Officer of Presstek Israel. In addition, since September 2015, Mr. Elmaliah has served as an Israel Authorities Reporting Officer of LG Electronics Israel and since September 2015 he has served as Local Financial Report Consultant of Chiasma. From July 2011 until August 2015, Mr. Elmaliah served as CPA, Financial Director of CFO Director Ltd and from June 2010 until July 2011 he served as Risk Management Consultant of RSM International Limited. Mr. Elmaliah holds a B.A. in Accounting/Economics and a Msc. in Finance/Accounting from Tel Aviv University, Israel. He is a licensed Certified Public Accountant in Israel.

Billy Pardo - Chief Operating Officer and Chief Product Officer

Billy Pardo has served as our Chief Product Officer since May 2014 and Chief Operating Officer since April 2019. From April 2010 until August 2013, Ms. Pardo served as Senior Director of Product Management of Fourier Education. Among her areas of expertise are launching products from concept to successful delivery in various methodologies, including Fourier Education’s award-winning einstein™ Science Tablet. Prior to that Ms. Pardo served in various product management positions including, Project Manager of Time to Know, Product Marketing Manager of RiT Technologies, Product Manager of Pricer AB and R&D Team Leader at Pricer AB. Ms. Pardo previously served as Software Engineer at Eldat Communication Ltd., and QA Engineer at NICE Systems. Ms. Pardo received an MBA from The Interdisciplinary Center and a B.A. in Computer Science from The Academic College of Tel-Aviv-Yaffo.

Borja Cembrero Saralegui - Chief Growth Officer

Borja Cembrero Saralegui has served as our Chief Growth Officer since May 2025. Mr. Cembrero brings a proven track record in fashion-tech innovation, strategic growth, and AI deployment in retail and has more than a decade of experience across entrepreneurship, marketing, and business development. Since 2022, Mr. Cembrero has served as the chief executive officer of My Size’s wholly-owned subsidiary, Naiz Bespoke Technologies, S.L. (“Naiz Fit”), a company he co-founded in 2017 prior to its acquisition by My Size in 2022. Prior to this role, from 2016 to 2017, Mr. Cembrero co-founded Teem Players, a digital sports platform that connect sports fans to players in their city of choice, and from 2015 to 2016, Mr. Cembrero served in a business development role at GrowPro Experience, a digital platform that offers free integral advisory to people who want to live, study and work abroad. Mr. Cembrero holds a double degree in Business Administration and Law from Deusto Business School (Spain), where he graduated as part of the institution’s prestigious Honors Program, and has also been a professor of international marketing at Deusto Business School. He also completed executive training in Leadership, People Management, and Organizational Efficiency through a joint program by Mondragon University and Fundación EDE.

Summary Compensation Table

The following sets forth the compensation paid by us to our named executive officers, during the years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Ronen Luzon	2025	268,471	-	176,000	-	98,810	543,281
Chief Executive Officer	2024	204,000	86,000	78,000	-	83,000	451,000
Oren Elmaliah	2025	155,217	-	26,400	-	-	181,617
Chief Financial Officer	2024	-	-	-	-	-	-
Billy Pardo	2025	182,094	-	52,800	-	12,591	247,486
Chief Operating Officer and Chief Product Officer	2024	159,000	-	39,000	-	62,000	260,000
Borja Cembrero Saralegui (2)	2025	129,542	-	96,800	-	17,418	243,760
Chief Growth Officer	2024	83,585	-	-	-	16,765	100,350

(1) Salary for the years 2025 and 2024 are based on average US$/NIS representative exchange rates of NIS 3.45 and NIS 3.699 respectively.

(2) Salary for the years 2025 and 2024 are based on average EUR/US$ representative exchange rates of $1.131 and $1.082 respectively.

(3) Amounts in this column represent the grant date fair value of options granted to the named executive officers during 2025 and 2024, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the options reported in this column are discussed in Note 14 to our audited financial statements for the year ended December 31, 2025 and Note 4 to our condensed consolidated interim financial statements for the quarterly period ended September 30, 2025.

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All Other Compensation Table

The “All Other Compensation” amounts set forth in the Summary Compensation Table above consist of the following:

		Automobile- Related	Manager’s	Education	Other social
		Expenses	Insurance*	Fund*	benefits**	Total
Name	Year	($)	($)	($)	($)	($)
Ronen Luzon	2025	29,000	40,515	16,703	12,591	98,810
	2024	29,000	30,000	14,000	10,000	83,000

Oren Elamaliah	2025	-	-	-	-	-
	2024	-	-	-	-	-

Billy Pardo	2025	14,000	25,635	12,390	12,591	64,616
	2024	14,000	24,000	12,000	12,000	62,000

Borja Cembrero Saralegui	2025	-	-	-	17,418	-
	2024	-	-	-	16,765	-

* Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

** Other social benefits for 2025 and 2024 for all named individuals includes tax payments in respect of social benefits.

Agreements with Named Executive Officers

Ronen Luzon

On November 18, 2018, My Size Israel, our wholly owned subsidiary, entered into an employment agreement with Ronen Luzon, or the Luzon Employment Agreement, pursuant to which Mr. Luzon will serve as our Chief Executive Officer. Effective July 1, 2024, Mr. Luzon’s monthly base salary was increased to NIS 60,500 from NIS 55,000 per month as his base salary and is eligible to receive such bonus as determined by us. In addition, Mr. Luzon shall be entitled social benefits and to other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Luzon Employment Agreement and subject to certain conditions, payments made by the Company to the pension fund or manager’s insurance fund shall be made in lieu of severance payments due to Mr. Luzon. The term of the Luzon Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Mr. Luzon’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Luzon Employment Agreement).

Oren Elmaliah

Effective as of March 1, 2025, and in connection with Mr. Elmaliah’s appointment as the Company’s Chief Financial Officer, the Company entered into an agreement with Mr Elmaliah and Accounting Team Ltd., an entity 100% owned by Mr. Elmaliah, pursuant to which it was engaged to provide bookkeeping, controller and CFO services. Under the agreement, the Company agreed to pay Accounting Team a monthly fee of NIS 63,000 (approximately $20,000) for the provision of these services.

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Billy Pardo

On November 18, 2018, My Size Israel entered into an employment agreement with Billy Pardo, or the Pardo Employment Agreement, pursuant to which Ms. Pardo will serve as our Chief Product Officer. Ms. Pardo receives NIS 47,500 per month as her base salary and is eligible to receive such bonus as determined by us. In addition, Ms. Pardo shall be entitled to social benefits and other benefits, including, but not limited to, contributions towards an education fund, pension scheme, manager’s insurance, insurance coverage, including insurance in case of disability, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Pardo Employment Agreement and subject to certain conditions, payments made by us to the pension fund or the manager’s insurance fund shall be made in lieu of severance payments due to Ms. Pardo. The term of the Pardo Employment Agreement shall be effective as of September 1, 2018 and shall continue until such time either party provides written notice to the other party at least 75 days in advance of the termination of such agreement. We may also terminate Ms. Pardo’s employment without prior written notice (or payment in lieu of such notice) for Cause (as defined in the Pardo Employment Agreement).

Borja Cembrero Saralegui

On June 1, 2025, Naiz Bespoke Technologies S.L., our wholly owned subsidiary, entered into an executive director agreement with Borja Cembrero Saralegui, or the Cembrero Agreement, pursuant to which Mr. Cembrero will serve as our Chief Growth Officer. Effective June 1, 2025, Mr. Cembrero’s monthly base salary was increased to €12,500 (approximately $14,133) from €7,143 (approximately $8,424) per month as his base salary and is eligible to receive such bonus as determined by the Company. In addition, Mr. Cembrero shall be entitled to social benefits and to other benefits, including, but not limited to, civil liability insurance, annual vacation days, sick leave and expense reimbursement. Pursuant to the terms of the Cembrero Agreement and subject to certain conditions, in the event of certain qualifying termination events or breaches by the Company as set forth in the Cembrero Agreement, Mr. Cembrero will be entitled to an indemnity equal to two monthly payments for each year of service from September 10, 2020, plus an additional fixed indemnity equal to six monthly payments reflecting prior service as an employee (March 10, 2017 through September 9, 2020). The term of the Cembrero Agreement shall continue until terminated. The Company may terminate the Cembrero Agreement upon three months’ prior written notice, and Mr. Cembrero may resign upon six months’ prior written notice.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding options held by each of our named executive officers that were outstanding as of December 31, 2025.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of Unearned Shares that Have Not Vested		Equity incentive plan awards: Market Value of Unearned Shares, That Have Not Vested
Ronen Luzon - Chief Executive Officer	-	-	-	-	204,167	(1)	$154,758

Oren Elmaliah - Chief Financial Officer	-	-	-	-	30,000	(2)	$22,740

Billy Pardo - Chief Operating Officer and Chief Product Officer	-	-	-	-	61,000	(3)	$46,238

Borja Cembrero Saralegui - Chief Growth Officer	1,125	563	8.72	07/13/2026
	833	1,667	3.382	02/14/2027	100,000	(4)	$75,800

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(1) Consists of (i) 12,500 restricted shares with a grant date of September 29, 2022 and vesting in three equal installments on January 1, 2023, January 1, 2024, and January 1, 2025, (ii) 37,500 restricted shares with a grant date of February 14, 2024 and vesting in three equal installments on January 1, 2025, January 1, 2026, and January 1, 2027, and (iii) 200,000 restricted shares with a grant date of September 15, 2025. The restricted shares are comprised of performance-based restricted stock that will vest subject to achievement of certain profit and business targets.

(2) Consisting of (i) 3,000 restricted shares with a grant date of September 29, 2022 and vesting in three equal installments on January 1, 2023, January 1, 2024, and January 1, 2025, (ii) 18,750 restricted shares with a grant date of February 14, 2024 and vesting in three equal installments on January 1, 2025, January 1, 2026, and January 1, 2027, and (iii) 60,000 restricted shares with a grant date of September 15, 2025. The restricted shares are comprised of performance-based restricted stock that will vest subject to achievement of certain profit and business targets, or time-based restricted stock that vest in three equal annual installments on January 1, 2026, January 1, 2027, and January 1, 2028, in each case subject to the executive officer’s continued service through the applicable vesting date.

(3) Consisting of (i) 30,000 restricted shares with a grant date of September 15, 2025. The restricted shares vest in three equal annual installments on January 1, 2026, January 1, 2027, and January 1, 2028, in each case subject to the executive officer’s continued service through the applicable vesting date.

(4) Consisting of (i) 100,000 restricted shares with a grant date of September 15, 2025. The restricted shares are comprised of performance-based restricted stock that will vest subject to achievement of certain profit and business targets, or time-based restricted stock that vest in three equal annual installments on January 1, 2026, January 1, 2027, and January 1, 2028, in each case subject to the executive officer’s continued service through the applicable vesting date.

Pay Versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including two years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return, and net loss results for the years ended December 31, 2025 and 2024:

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Loss (in 000s)(6)
2025	$543,281	$507,243	$224,287	$214,099	$14	$(5,852)
2024	$451,000	$526,822	$262,500	$337,816	$157	$(3,995)

(1) Mr. Ronen Luzon served as our Chief Executive Officer for the entirety of 2025 and 2024. The Non-PEO NEOs for 2025 and 2024 were Mr. Or Kles, the Company’s former Chief Financial Officer, Ms. Billy Pardo, Mr. Oren Elmaliah and Mr. Borja Cembrero Saralegui.

(2) The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3) The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO NEOs during the applicable fiscal year. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for Non-PEO NEOs).

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	PEO		Non-PEO NEO Average
	2025	2024	2025	2024
Summary Compensation Table Total	$543,281	$451,000	$224,287	$262,500
- Grant date fair value of awards granted during the covered fiscal year	(176,00)	(78,000)	(58,667)	(39,000)
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	139,962	153,822	48,478	114,316
Compensation Actually Paid	$507,243	$526,822	$214,099	$337,816

(4) The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO NEOs as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5) Cumulative total stockholder return (“TSR”) assumes $100 was invested on December 31, 2023 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period (December 31, 2023) by our stock price at the beginning of the measurement period. At December 31, 2025, 2024 and 2023, the per share closing prices for our common stock were $0.76, $4.27 and $5.40, respectively. No dividends were paid on stock or option awards for all periods presented.

(6) Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

Pay Versus Performance Comparative Disclosure

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PVP table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the PVP table.

Compensation Actually Paid and Company TSR

During fiscal 2025 and 2024, compensation actually paid to our PEO decreased from $543,281 in fiscal 2025 to $451,000 in fiscal 2024. Average compensation actually paid to our Non-PEO NEOs increased from $224,287 in fiscal 2025 to $262,500 in fiscal 2024. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2024 increased by $21 to $79 during fiscal 2024, and further increased by $65 to $14 during fiscal 2025, for a total decrease over fiscal 2025 and 2024 of $86.

Compensation Actually Paid and Net Loss

During fiscal 2025 and 2024, compensation actually paid to our PEO decreased from $521,103 in fiscal 2025 to $526,822 in fiscal 2024. Average compensation actually paid to our Non-PEO NEOs decreased from $214,099 in fiscal 2025 to $337,816 in fiscal 2024. Over the same period, our net loss decreased by $2,385 during fiscal 2025 (from a net loss in fiscal 2023 of $6,380 to a net loss in fiscal 2024 of $3,995), and decreased by $2,385 during fiscal 2024 (from a net loss in fiscal 2023 of $6,380 to a net loss in fiscal 2024 of $3,995).

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PROPOSAL NO. 2

APPROVAL OF COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for the fiscal year ended December 31, 2025. The Company holds an advisory vote on executive compensation once every three years at the annual meeting of stockholders.

Our executive compensation program and compensation paid to our named executive officers are described in the section entitled “Executive Compensation and Other Information.” Our compensation programs are overseen by the compensation committee and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support our primary business objectives.

The Company is asking its stockholders to indicate their support for the compensation paid to the Company’s named executive officers. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

The vote on executive compensation is advisory, and therefore not binding; however, our compensation committee will consider the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

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PROPOSAL NO. 3

REVERSE STOCK SPLIT PROPOSAL

Our board of directors deems it advisable and in the best interest of the Company that the board be granted the discretionary authority to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”).

The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Appendix A (subject to any changes required by applicable, the Company may file one or more amendments with the Delaware Secretary of State to effect multiple approved proposals).

Approval of the proposal would permit (but not require) our board of directors to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-30, with the exact ratio to be set at a number within this range as determined by our board of directors in its sole discretion, provided that the board of directors determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Delaware no later than July 21, 2027. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-30. We believe that enabling our board of directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our board of directors may consider, among other things, factors such as:

●	the initial or continuing listing requirements of various stock exchanges, including the Nasdaq Capital Market;
●	the historical trading price and trading volume of our common stock;
●	the number of shares of our common stock outstanding;
●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
●	prevailing general market and economic conditions.

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no less than 2 and no more than 30 shares of existing common stock, as determined by our board of directors, will be combined into one share of common stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-30. Our board of directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by holder entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our board of directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

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Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq and make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base.

On March 2, 2026, we were notified by the Nasdaq Listing Qualifications that we are not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. The notification provided that we had 180 calendar days, or until August 31, 2026, to regain compliance with the minimum bid price rule. If at any time before August 30, 2026, the bid price of our common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq is expected to provide written confirmation of compliance to us and the listing compliance matter will be closed. If we fail to regain compliance during this first compliance period, the Company may then be eligible for additional 180 days, if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not qualify for the second compliance period or fails to regain compliance during the second compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the bid price of our common stock will be sufficient for us to maintain compliance with Nasdaq’s minimum bid price requirement in the event that our common stock does not, in the future, comply with the minimum bid price requirement.

In addition, we believe the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as we believe that the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

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Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our board of directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of 2 and a maximum of 30 shares in aggregate of existing common stock will be combined into one new share of common stock. Based on 4,818,164 shares of common stock issued and outstanding as of the Record Date, immediately following the reverse split the Company would have approximately 2,409,082 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, approximately 602,270 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-8, and approximately 160,605 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-30, which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 2,409,082 and 160,605 shares. The foregoing does not give effect to (i) 13,926 shares of common stock issuable upon exercise of outstanding options and RSUs as of the Record Date; and (ii) 1,005,062 shares of common stock issuable upon exercise of outstanding warrants as of the Record Date.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any, that are ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934 and our common stock will continue to be quoted on the Nasdaq Capital Market under the symbol “MYSZ”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

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Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Certificate of Incorporation, our authorized capital stock consists of 250,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the board of directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the board of directors is not aware of any attempt to take control of the Company and the board of directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as an exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The board of directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the board of directors determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the board of directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the board of directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the so determines, to receive the number of shares rounded up to the next whole number, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

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Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split determined by the board of directors, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock:

This summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, any alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, persons whose functional currency for tax purposes is not the U.S. dollar, persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

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This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service (“IRS”) or the courts. Moreover, there can be no assurance that the IRS or a court will agree with such statements and conclusions.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split is intended to qualify as a tax-free recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received should be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received should include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss should be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. The deductibility of capital losses is subject to limitations. U.S. holders that acquired our common stock on different dates and at different prices should consult their tax advisors regarding identifying the bases and holding periods of the shares of common stock they hold after the Reverse Stock Split.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

25

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF BLANK CHECK PREFERRED STOCK

This proposal is to consider and vote upon approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize 10,000,000 shares of preferred stock, par value $0.001 per share (the “preferred stock”), which shares will be “blank-check preferred stock,” issuable in one or more series as solely determined by the Board, with voting powers, preferences and relative, participating, optional, or other special powers, preferences or rights and qualifications, limitation, or restrictions thereof as solely determined by the Board (such amendment, the “Blank-Check Preferred Stock Charter Amendment”). As of the record date, the Company had no preferred stock authorized for issuance.

The Board has approved and recommended for approval by the stockholders the Blank-Check Preferred Stock Charter Amendment and the submission of the Blank-Check Preferred Stock Proposal to stockholders for a vote at the Annual Meeting. If the Blank-Check Preferred Stock Proposal is approved by the Company’s stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, unless a specific issuance requires stockholder approval under applicable law or under Nasdaq rules or the rules of any quotation system or stock exchange on which the Company’s shares are then listed.

If stockholders approve this Blank-Check Preferred Stock Proposal, we expect to file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware reflecting the Blank-Check Preferred Stock Charter Amendment, in the form set forth in Appendix B (subject to any changes required by applicable, the Company may file one or more amendments with the Delaware Secretary of State to effect multiple approved proposals).

26

Why the Charter Amendment is Needed

The Board has no current plans, proposals, or arrangements to issue any shares of preferred stock under this authorization. The Board believes, however, that approval of this Blank-Check Preferred Stock Proposal would provide the Company with additional flexibility to take advantage of opportunities as they arise and enhance the Company’s ability to attract investment capital. The ability to establish one or more series of preferred stock with terms determined by the Board would allow the Company to tailor such securities to meet the needs of particular transactions or prevailing market conditions.

The Company expects to fund future capital investments through a combination of equity and debt financing. Under its Amended and Restated Certificate of Incorporation, the Company currently is authorized to issue only common stock to meet its equity capital needs. Authorizing preferred stock would provide the Company with additional flexibility by enabling the Board to structure securities that address the Company’s capital needs while responding to market conditions. For example, preferred securities may be structured to provide investors with a fixed preferred return while potentially receiving partial equity treatment from rating agencies. This flexibility could benefit shareholders by allowing the Company to optimize its capital structure through an appropriate mix of common stock, preferred stock and debt, depending on market conditions, the Company’s financing needs and other relevant factors at the time. Preferred stock could also be used in connection with future acquisitions or other strategic transactions.

If this Blank-Check Preferred Stock Proposal is approved, the Board would have the authority, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange on which the Company’s securities are listed), to issue shares of preferred stock in one or more series and to determine the designations, preferences, rights and limitations of each series, including dividend rights, voting rights, conversion features, redemption provisions and liquidation preferences.

The Company believes it has a strong track record of disciplined capital deployment, including through recent acquisitions. As a result, the Company believes that access to additional capital-raising tools, including preferred stock, could enhance its financial flexibility in support of future growth opportunities. Any decision to issue preferred stock in the future would depend on a variety of factors, including market conditions and the Company’s financing and capital management plans at the time.

Although the Board would have the authority to establish the terms of preferred stock without further stockholder approval, the Board would exercise this authority consistent with its fiduciary duties and in a manner it believes to be in the best interests of the Company and its stockholders.

Certain Disadvantages of the Blank-Check Preferred Stock Charter Amendment

If this Blank-Check Preferred Stock Proposal to approve the Blank-Check Preferred Stock Charter Amendment is approved, the availability of undesignated blank check preferred stock may have certain negative effects on the rights of holders of the Company’s common stock. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Company’s common stock cannot be stated until the Board determines the specific rights of the holders of such preferred stock. The Board will be permitted, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, or voting or other rights that are superior to and could adversely affect the voting power or other rights of the holders of the Company’s common stock. Specifically, the Company will be in a position to issue securities that would grant to their holders preferences or priorities over the holders of the Company’s common stock with respect to, among other things, liquidation, dividends and voting. These preferences or priorities could result in holders of the Company’s common stock receiving less in the event of a liquidation, dissolution or other winding up of the Company, reduce the amount of funds, if any, available for dividends on the Company’s common stock, and dilute the voting power of the holders of the Company’s common stock. The holders of the Company’s preferred stock may also be entitled to vote, and such votes may dilute the voting rights of the holders of the Company’s common stock when the Company seeks to take corporate action. A series of preferred stock also may be convertible into shares of the Company’s common stock, which may also dilute the voting power and economic interest of holders of the Company’s common stock. In addition, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of preferred stock would dilute the earnings per share and book value per share of all outstanding shares of the Company’s common stock.

In addition, the Company could issue shares of preferred stock that may, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could also be privately placed with purchasers favorable to the Board in opposing such actions. In addition, the Board could authorize holders of a series of the Company’s preferred stock to vote either separately as a class or with the holders of its common stock, on the election of all or some of the members of the Board, and on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company’s stockholders and could be used to entrench current management or deter an attempt to replace the Board. For additional information, see “Anti-Takeover Effects” below.

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Principal Effects of the Charter Amendment

If our stockholders approve this Blank-Check Preferred Stock Proposal for the Blank-Check Preferred Stock Charter Amendment, the Company will be enabled to issue shares of preferred stock and to utilize such shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The Blank-Check Preferred Stock Charter Amendment, in and of itself, will not affect any stockholder’s percentage ownership interests in our Company. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Charter Amendment

In order to effect the Blank-Check Preferred Stock Charter Amendment, this Blank-Check Preferred Stock Proposal must be approved by the stockholders at the Annual Meeting. If the stockholders approve this Blank-Check Preferred Stock Proposal, we expect that the Company will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware reflecting the Blank-Check Preferred Stock Charter Amendment, and the Blank-Check Preferred Stock Charter Amendment will become effective upon such filing. At the time of the effectiveness of the Certificate of Amendment, the Blank-Check Preferred Stock Charter Amendment will become effective.

The text of the Blank-Check Preferred Stock Charter Amendment will be in substantially the form set forth above, provided that the form of the Blank-Check Preferred Stock Charter Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Charter Amendment. As soon as practicable, our stockholders will be notified that the Blank-Check Preferred Stock Charter Amendment has been effected.

Upon the filing and effectiveness of the Certificate of Amendment, the Board will have the authority to authorize the issuance of up to ten million shares of preferred stock in one or more series, with such voting powers, preferences and relative, participating, optional, or other special powers, preferences or rights and qualifications, limitation, or restrictions thereof as solely determined by the Board, without any additional action by the Company’s stockholders. The Board may authorize the issuance of new series of shares of preferred stock by executing and filing one or more certificates of designation with the Secretary of State of the State of Delaware, setting forth the series and the number of the shares of each series of preferred stock and the voting powers, preferences and relative, participating, optional, or other special powers, preferences or rights and qualifications, limitation, or restrictions of each series of the preferred stock in the discretion of the Board, which will become effective upon filing or at such time as may be directed by the Board in accordance with Delaware law.

Anti-Takeover Effects

The issuance of shares of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise, or seeking to bring about removal of existing management or a corporate transaction, such as a merger. For example, the issuance of shares of preferred stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of preferred stock, dilute the interest of a party seeking to take over the Company. In addition, to the extent the preferred stock may be converted into common stock, the additional common shares issued upon such conversion could have an anti-takeover effect in the same manner as other newly issued shares of common stock. The potential anti-takeover effect of preferred stock, converted to voting common stock, is subject to the overall limitation on the availability of common stock. The Company may issue up to 250,000,000 shares of common stock, which includes any shares of common stock issuable upon the conversion of the preferred stock. As of May 18, 2026, the Company had 4,818,164 shares of common stock outstanding.

The Charter Amendment is not being proposed in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD RECOMMENDS A VOTE FOR THE BLANK-CHECK PREFERRED STOCK PROPOSAL.

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PROPOSAL NO. 5

RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The audit committee has appointed Somekh Chaikin, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2026. The board proposes that the stockholders ratify this appointment. We expect that representatives of Somekh Chaikin will be either physically present or available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table sets forth the fees billed by Somekh Chaikin for each of our last two fiscal years for the categories of services indicated.

Fee Category	2025	2024
Audit Fees	$272,486	$244,196
Tax Fees	$40,885	$25,959
Audit-related Fees	-	-
Total Fees	$313,371	$270,155

Audit Fees

Somekh Chaikin billed us audit fees in the aggregate amount of $272,486 and $244,196 for the years ended December 31, 2025 and 2024, respectively. These fees relate to the audit of our annual financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for S-1 and S-3.

Audit-Related Fees

Audit related Fees consist of due diligence services performed by an independent registered public accounting provided during the period.

Tax Fees

Somekh Chaikin billed us tax fees in the aggregate amount of $40,885 and $25,959 for the years ended December 31, 2025 and 2024, respectively. These fees relate to professional services, including tax and VAT consulting and compliance performed by an independent registered public accounting provided during the period.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2025 and December 31, 2024 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 5:

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed the audited consolidated financial statements of My Size, Inc. for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The audit committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the audit committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the 2025 Annual Report.

Roy Golan (Chairman)
Oron Branitzky
Arik Kaufman

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2024, we did not participate in any transaction, and we are not currently participating in any proposed transaction, or series of transactions, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Employment Agreements

We have entered into written employment agreements with each of our executive officers. These agreements generally provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options

Since our inception we have granted options to purchase our common stock to our officers and directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions.

Restricted Stock and Restricted Stock Grants

Since our inception we have granted restricted stock awards to our officers and directors. Such restricted stock award agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions.

Services Agreement

Effective as of March 1, 2025, and in connection with Mr. Elmaliah’s appointment as the Company’s Chief Financial Officer, the Company entered into an agreement with Mr Elmaliah and Accounting Team Ltd., an entity 100% owned by Mr. Elmaliah, pursuant to which it was engaged to provide bookkeeping, controller and CFO services. Under the agreement, the Company agreed to pay Accounting Team a monthly fee of NIS 63,000 (approximately $20,000) for the provision of these services.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also maintain an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Director Independence

See “Nominees for Director” above for a discussion regarding the independence of the members of our board of directors.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2025 is available with this proxy statement at www.proxyvote.com. Any person who was a beneficial owner of our ordinary shares on the Record Date may request a copy of our Annual Report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting the Annual Report as a stockholder of My Size at such date. Requests should be directed in writing to My Size, Inc., 4 HaNegev St., P.O.B. 1026, Airport City, Israel, 7010000, Attention: Corporate Secretary or by calling us at +972 3 600 9030, Attention: Corporate Secretary. Our Annual Report, as well as other company reports, are also available on the SEC’s website (www.sec.gov).

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

31

Appendix A

Certificate of Amendment

of

Amended and Restated Certificate of Incorporation

of

My Size, Inc.

Under Section 242 of the Delaware General Corporation Law

My Size, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing FIFTH in its entirety with the following:

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”). The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for consideration as may be fixed by the Corporation’s Board of Directors (the “Board of Directors”).

The foregoing amendment shall be effective as of _____ a.m., New York City time on _____, 202__ (the “Effective Time”), every _____ (_____) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share, of the Corporation (the “New Common Stock”) (such formula herein, the “Determined Ratio”). Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. At the Effective Time any such fractional interest in such shares of New Common Stock shall be [converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market, by (ii) such fractional share interest to which the holder would otherwise be entitled]/[rounded up to the next whole share]. Shares of Common Stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive [cash]/[whole shares] in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any [cash]/[whole share] in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware and has been duly approved by the stockholders of the Corporation.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of July, 2026.

Appendix B

Certificate of Amendment
of
Amended and Restated Certificate of Incorporation
of
My Size, Inc.

Under Section 242 of the Delaware General Corporation Law

My Size, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing FIFTH in its entirety with the following:

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is three hundred and fifty million (260,000,000) shares, consisting of two hundred and fifty million (250,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Common Stock may be issued for consideration as may be fixed by the Corporation’s Board of Directors (the “Board of Directors”).

Preferred Stock. The Preferred Stock may be issued in one or more series. The Board Of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

a.	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
b.	the voting powers, if any, and whether such voting powers are full or limited in such series;
c.	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
d.	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;
e.	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
f.	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;
g.	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;
h.	the provisions, if any, of a sinking fund applicable to such series; and
i.	any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board of Directors and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock.

SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __ day of July, 2026.

MY SIZE, INC.

HaNegev 4, POB 1026,

Airport City, Israel 7010000

Tel: +972-3-600-9030

VOTE ON INTERNET

	Go to	http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number.

CONTROL #
VOTE BY MAIL
* SPECIMEN * 1 MAIN STREET	Mark, sign and date your proxy card and return it in the envelope we have provided.
ANYWHERE PA 99999-9999
VOTE BY EMAIL
Mark, sign and date your proxy card and send it to vote@vstocktransfer.com.

VOTE IN PERSON
If you would like to vote in person, please attend the Annual Meeting to be held at the offices of Greenberg Traurig, P.A., One Azrieli Center, Round Tower, 30th floor, 132 Menachem Begin Rd, Tel Aviv 6701101 Israel at 10:00 a.m. (local time)

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - My Size, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

(1)	To elect two Class II directors to serve on our board of directors for a term of three years or until their respective successors are elected and qualified:

☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Oron Branitzky	02 Guy Zimmerman

(2)	To approve, on an advisory basis, the Company’s executive compensation.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	To grant discretionary authority to our board of directors to (i) amend our Amended and Restated Certificate of Incorporation, as amended, to effect one or more consolidations of the issued and outstanding shares of our common stock pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-30; and (ii) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from our transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that we shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-30, and (Y) any Reverse Stock Split is completed no later than July 21, 2027.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(4)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the issuance of blank check preferred stock.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(5)	To ratify the appointment of Somekh Chaikin as our independent public accountant for the fiscal year ending December 31, 2026.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN *	AC:ACCT9999	90.00

MY SIZE, INC.

Annual Meeting of Stockholders

July 21, 2026

MY SIZE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronen Luzon and Oren Elmaliah, each as proxy, with full power of substitution, to represent and to vote all the shares of common stock of My Size, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on July 21, 2026 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, each proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. This proxy will be voted in accordance with the specifications made, but if no choices are indicated, this proxy will be voted FOR all the proposals listed on the reverse side. The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

Please check here if you plan to attend the Annual Meeting of Stockholders on July 21, 2026 at 10:00 a.m. (local time) ☐

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Related Party[1]	Company officeholder	Institutional Investor	None of the above

1 A holder of not less than 5 percent of the outstanding securities.